                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         COTELLIGENT GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                            COTELLIGENT GROUP, INC
                       101 CALIFORNIA STREET, SUITE 2050
                        SAN FRANCISCO, CALIFORNIA 94111


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 10, 1996


To the Stockholders:

     The Annual Meeting of Stockholders of Cotelligent Group, Inc. (the "Company") will be held at the Grand Hyatt Regency Hotel in San Francisco, California on the 10th day of September at 9:00 a.m., Pacific Daylight Time, for the following purposes:


        1. To elect four Directors to serve for the terms specified in the attached proxy statement or until their successors are elected and qualify.

        2. To consider and act on the appointment of Price Warehouse LLP as the Company's independent certified public accountants.

        3. To consider and act on the Employee Stock Purchase Plan of the Company.

        4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on July 24, 1996 are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 101 California Street, Suite 2050, San Francisco, California 94111.



                              By Order of the Board of Directors


                              /s/ Duane W. Bell
                              Duane W. Bell
                              Secretary


San Francisco, California
July 26, 1996


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                            COTELLIGENT GROUP, INC.
                       101 CALIFORNIA STREET, SUITE 2050
                        SAN FRANCISCO, CALIFORNIA 94111


                                PROXY STATEMENT


                                 INTRODUCTION

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Cotelligent Group, Inc., a Delaware corporation (the "Company" or "Cotelligent") for use only at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Grand Hyatt Regency Hotel, San Francisco, California on the 10th day of September, 1996 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is July 26, 1996.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, before the Annual Meeting, or to the Secretary or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon before such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, such Proxies will be voted:

     .  FOR the election as Directors of the nominees named herein;

     . FOR the appointment of Price Warehouse LLP as the Company's independent certified public accountants; and

     .  FOR the approval of the Employee Stock Purchase Plan of the Company.


     In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. Management of the Company is not aware of any other matters to be presented for action at the meeting.

     The Inspectors of Election will treat abstentions and "broker non-votes" (i.e., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the plurality of votes required to elect a director, broker non-votes will be counted as votes FOR director nominees named herein; with respect to the majority of votes required to ratify the appointment of Price Waterhouse LLP, abstentions will not be counted as votes FOR the appointment of Price Waterhouse LLP and broker non-votes will be counted as votes FOR such appointment; and with respect to the majority of votes required to approve the Employee Stock Purchase Plan of the Company, abstentions will not be counted as votes FOR the approval of the Employee Stock Purchase Plan and broker non-votes will be counted as votes FOR such approval. In cases where the broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, however, those shares will not be treated as present and entitled to vote with respect to that matter, even though they may be present and voting or abstaining on other matters at the same meeting.

                       RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on July 24, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on July 24, 1996 consisted of 7,290,614 shares of Common Stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

     The affirmative vote of a plurality of the votes entitled to be cast by the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required for the election of directors. The affirmative vote of a majority of the votes cast by the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required for the appointment of Price Waterhouse LLP as the Company's independent certified public accountants. The affirmative vote of a majority of the votes cast by the outstanding shares of Commons Stock present, in person or by proxy, and entitled to vote at the meeting, is required for the approval of the Employee Stock Purchase Plan of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July 24, 1996 information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each named executive officer and each officer named in the Summary Compensation Table and (iv) all executive officers and directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.


                                                SHARES BENEFICIALLY
                                                       OWNED
                                            -------------------------
NAME                                           NUMBER       PERCENT
- ------                                      ------------   ----------
Susan E. Trice..........................       521,390        7.2%
Robert Hildreth.........................       401,189        5.5
Michael L. Evans........................       348,147        4.8
Daniel M. Beals (1).....................       341,949        4.7
John E. Chamberlain (2).................       271,529        3.7
James R. Lavelle........................       238,732        3.3
Bjorn E. Nordemo........................       226,522        3.1
Jeffrey J. Bernardis....................       222,020        3.0
Linda M. Cassell (3)....................       135,767        1.9
B. Tom Green (1)........................        87,847        1.2
Edward E. Faber (1).....................        39,656          *
Anthony M. Frank (1)....................        39,656          *
Daniel E. Jackson (4)...................        24,097          *
Harvey L. Poppel (1)....................        24,828          *
Duane W. Bell (5).......................        20,761          *
All executive officers and directors as
 a group (13 persons)  (6)..............     2,021,511       27.5


*    less than 1.0%
(1) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days from July 24, 1996.
(2) Does not include 135,767 shares owned by Linda M. Cassell, Mr. Chamberlain's wife. Mr. Chamberlain disclaims beneficial ownership of any shares owned by Ms. Cassell.
(3) Does not include 271,529 shares owned by John E. Chamberlain, Ms. Cassell's husband. Ms. Cassell disclaims beneficial ownership of any shares owned by Mr. Chamberlain
(4) Includes 536 shares issuable upon exercise of options exercisable within 60 days from July 24, 1996.
(5) Includes 18,536 shares issuable upon exercise of options exercisable within 60 days from July 24, 1996.
(6) Includes 59,072 shares issuable upon exercise of options exercisable within 60 days from July 24, 1996.

                             ELECTION OF DIRECTORS

          The number of directors on the Board of Directors is currently fixed at eleven. Pursuant to the Company's Certificate of Incorporation and By-laws, the Board of Directors is divided into three classes serving staggered three-year terms. One class of directors is elected at each annual meeting of stockholders to serve for the following three years. Currently there are four directors whose terms expire in 1998, three directors whose terms expire in 1997 and four directors whose terms will expire at the Annual Meeting. The members whose terms expire at the Annual Meeting are Edward E. Faber, Daniel M. Beals, Linda M. Cassell and Harvey L. Poppel. The Company's Board of Directors has nominated Edward E. Faber, Daniel M. Beals, Linda M. Cassell and Harvey L. Poppel for reelection to the Board to serve for a term expiring at the annual meeting in 1999 or until their successors shall have been duly elected and qualified. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for such nominees at the Annual Meeting. If, for any reason not currently known, any nominee is not available for election, another person or persons who may be nominated will be voted for in the discretion of the proxy holders.

          The following sets forth information concerning each of the nominees for election to the Board of Directors and each director whose term continues, including his or her name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of the Company.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
         FOR A THREE YEAR TERM EXPIRING AT THE ANNUAL MEETING IN 1999:

          Edward E. Faber is 63 and is Vice Chairman of the Board of Directors of the Company. Mr. Faber joined the Company as a director in March 1993 and served as Chairman from August 1995 to April 1996. From 1990 through 1992, he was Vice Chairman, President and Chief Executive Officer of Supercuts, Inc., a company specializing in hairstyling. Mr. Faber was founding President and Chief Executive Officer of Computerland Corporation, a company specializing in the sale of computer equipment and accessories, from 1976 through 1983. He retired from that company in 1983 and returned in 1985 as Chairman of the Board and Chief Executive Officer, serving in that capacity until 1987 when he again retired. Mr. Faber is a director of Supercuts, Inc. and Integrated Circuit Engineering, Inc. Mr. Faber has a bachelor of science degree from Cornell University and served as an officer in the United States Marine Corps.

          Daniel M. Beals is 45 and is a director of the Company. He joined the Company in that capacity in October 1995. Mr. Beals served as President of Financial Data Systems, Inc. ("FDSI") from its inception to 1987 and, from 1990 until February 1996, was the Corporate Secretary and Treasurer of FDSI. Since February 1996, Mr. Beals has been a private investor. In addition, from August 1990 to December 1993, Mr. Beals was Vice President of Operations of FDSI. From January 1994 to August 1994, he was Vice President of Operations of CyberSafe Corporation, a software development company spun off from FDSI in 1994. Mr. Beals received an associate degree in business data processing from Columbus State Community College in 1970.

          Linda M. Cassell is 48 and is a director of the Company. She joined the Company in that capacity in October 1995. Ms. Cassell joined Chamberlain Associates, Inc. ("CAI") as a director in 1989, and in 1991, she was appointed, and remains, its Vice President, Secretary and Treasurer. From 1982 until 1991, Ms. Cassell was a systems programmer and technical analyst at Pacific Bell. Ms. Cassell received a bachelors degree in psychology from Occidental College. Ms. Cassell is married to John E. Chamberlain.

          Harvey L. Poppel is 58 and is a director of the Company. He joined the Company in that capacity in October 1995. Since 1985, Mr. Poppel has been Managing Director of Broadview Associates, L.P., a firm specializing in mergers and acquisitions in the information technology field. Prior to joining Broadview

Associates, L.P., Mr. Poppel spent 18 years at Booz, Allen & Hamilton, during which time he held a number of positions, including Senior Vice President and Managing Officer of the Information Industry Practice and as a member of its board of directors. Mr. Poppel is a certified Management Consultant and received a bachelors degree and a Master of Science degree from Rensselaer Polytechnic Institute.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE ELECTION OF EDWARD E. FABER, DANIEL M. BEALS, LINDA M. CASSELL AND HARVEY L. POPPEL AS DIRECTORS OF THE COMPANY.

            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE MEMBERS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1997:

  Anthony M. Frank is 64 and is a director of the Company. He joined the Company in that capacity in March 1993. Since 1992, Mr. Frank has been an independent financial consultant and venture capitalist. From March 1988 to March 1992, Mr. Frank served as the Postmaster General of the United States. From 1971 until 1988, he served as Chairman and Chief Executive Officer of First Nationwide Bank. Mr. Frank is a graduate of Dartmouth College and is an overseer of the Tuck School of Business. He is also a director of several companies, including The Charles Schwab Corporation, Living Centers of America, Inc., Irvine Apartment Communities, Crescent Real Estate Equities Ltd. and Temple Inland Corporation.

  James R. Lavelle is 45 and is the founder, Chairman of the Board and Chief Executive Officer of the Company. Mr. Lavelle has served as Chief Executive Officer since he founded the Company in 1993. From inception of the Company until August 1995, Mr. Lavelle was also Chairman of the Board of the Company, a position which he reassumed in April 1996. From 1985 to 1993, he was a business consultant specializing in strategic marketing and organization development. From 1983 to 1985, Mr. Lavelle was Senior Manager and Director of Management Consulting Services for the San Francisco office of KMG Main Hurdman, an international accounting firm. Prior to that, he was Manager, Management Consulting Services in the San Francisco office of Price Waterhouse LLP, an international accounting firm. Mr. Lavelle has a bachelors degree from University of California at Santa Barbara and a Master of Business Administration degree from University of Santa Clara.

  Bjorn E. Nordemo is 54 and is a director of the Company. He joined the Company in that capacity in December 1994. From 1977 to 1981, Mr. Nordemo was President of Data Arts & Sciences, Inc. ("DASI"). From 1981 until February 1996, Mr. Nordemo served as Vice President and Treasurer of DASI. Since February 1996, Mr. Nordemo has been a private investor. Mr. Nordemo is a founder, past President, past Chairman and current member of the board of directors of the NACCB, and is a founder and past President of the NACCB's New England Chapter.

           MEMBERS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1998:

  Michael L. Evans is 43 and is President and Chief Operating Officer and a director of the Company. Mr. Evans has been President and Chief Operating Officer of the Company since April 1996. Mr. Evans served as Senior Vice President and Chief Operating Officer from September 1995 to April 1996 and has been a director of the Company since October 1993. In 1982, Mr. Evans co-founded FDSI and served as its Vice President of Consulting and, since 1987, has served as its President. Mr. Evans has a bachelor of science degree from Washington State University.

  Jeffrey J. Bernardis is 39 and is a director of the Company. He joined the Company in that capacity in August 1995. Since January 1995, Mr. Bernardis has served as President of BFR Co., Inc. ("BFR"). Prior thereto, Mr. Bernardis had served since 1985 as Vice President of Technical Services for BFR. Mr. Bernardis received a bachelor of science degree in computer science from The Pennsylvania State University.

  John E. Chamberlain is 54 and is a director of the Company. He joined the Company in that capacity in July 1994. Mr. Chamberlain has served as President of CAI since its inception, which firm Mr.

Chamberlain founded in 1980. Mr. Chamberlain is a founder and past member of the Executive Committee of the National Association of Computer Consultant Businesses (''NACCB'') and is a founder and past President of the NACCB's Northern California Chapter. He is a graduate of New Jersey Institute of Technology with bachelors and masters degrees in mechanical engineering. Mr. Chamberlain is married to Linda M. Cassell.

  B. Tom Green is 54 and is a director of the Company. He joined the Company in that capacity in March 1993. Since 1988, Mr. Green has been President of Sovus Partners, a firm that creates and operates American-Russian businesses in Russia. From 1982 to 1988, he worked with the United States government and the governments of the Soviet Union and the People's Republic of China. Prior to 1982, Mr. Green's positions included General Manager of Transamerica's Southern California Title Insurance division and President of General Mills' first restaurant division. Mr. Green is a graduate of Stanford University with a bachelors degree in civil engineering and received his Master of Business Administration degree from the Stanford Graduate School of Business.

                   OTHER EXECUTIVE OFFICERS OF THE REGISTRANT

NAME                     AGE  POSITION
- ----                     ---  --------


Duane W. Bell.........   44   Senior Vice President, Chief Financial Officer and Secretary
Daniel E. Jackson.....   36   Senior Vice President, Corporate Development and
                              General Counsel

  Duane W. Bell is Senior Vice President, Chief Financial Officer and Secretary of the Company. Mr. Bell has served in these capacities since July 1995. In 1994, Mr. Bell served as Senior Vice President--Finance and Operations for Discovery Toys, Inc., an international distributor of educational and developmental children's products. From 1992 through 1993, he was Executive Director of the law firm of Buchalter, Nemer, Fields & Younger in Los Angeles, California. From 1988 to 1992, Mr. Bell served as Corporate Vice President, Chief Financial Officer and Secretary of The Failure Group Inc., an engineering consulting firm. From 1974 to 1988, he was affiliated with the international accounting firm, KPMG Peat Marwick LLP, the last five years of which as a partner. Mr. Bell is a Certified Public Accountant and received his bachelor of science degree in accounting from Illinois State University.

  Daniel E. Jackson is Senior Vice President, Corporate Development and General Counsel of the Company. Mr. Jackson has served in these capacities since September 1995. From 1994 to 1995, Mr. Jackson served as Vice President and General Counsel of an affiliate of Notre Venture Capital, Ltd., a partnership specializing in industry consolidation transactions. Prior thereto, he was Corporate Counsel and Secretary of Sanifill, Inc. an environmental services company from its founding in 1990 through 1994. From 1986 until 1990, Mr. Jackson was an associate at Morgan, Lewis & Bockius LLP in New York where he practiced law in the areas of securities and mergers and acquisitions. Mr. Jackson is a graduate of The Ohio State University with a bachelor of science degree in business administration and the University of Pennsylvania Law School with a Juris Doctor degree.

                       BOARD ORGANIZATION AND COMMITTEES

  During the fiscal year ended March 31, 1996, the Board held seven meetings and acted by unanimous consent four additional times. Each of the Directors attended at least 75% of the meetings of the Board and committees on which he or she served during the fiscal year ended March 31, 1996.

  The Board of Directors has established committees to perform certain of its functions, including the Audit Committee, the Compensation Committee and the Executive Committee. The functions of each of these Committees, and its members, are set forth below.

  The Audit Committee reviews the internal controls of the Company, the objectivity of its financial reporting and the environmental standards and controls of the Company and meets with appropriate Company financial and personnel and the Company's independent certified public accountants in connection with these reviews. The Audit Committee also recommends to the Board the appointment of independent certified public accountants to serve as auditors for the following year. During the fiscal year ended March 31, 1996 the Audit Committee met once. The Audit Committee currently consists of Edward E. Faber, Daniel M. Beals, Anthony M. Frank, B. Tom Green and Harvey L. Poppel.

  The Compensation Committee advises and makes recommendations to the Board with respect to salaries and bonuses to be paid to officers and other employees of the Company. The Compensation Committee also administers the Company's 1995 Long-Term Incentive Plan. During the fiscal year ended March 31, 1996, the Compensation Committee met once. The Compensation Committee currently consists of Edward E. Faber, Daniel M. Beals, Anthony M. Frank, B. Tom Green and Harvey
L. Poppel.

  The duties of the Executive Committee are limited in scope to serving as the nominating committee of the Board and generally handling other matters that are time critical and cannot be handled in a reasonable manner by the entire Board. The Executive Committee reviews the size and composition of the Board of Directors, apportions the directors into classes and makes recommendations with respect to nominations for election of directors. The Executive Committee will consider recommendations from stockholders for nominees to serve as directors if such proposals are submitted in writing to the Company, 101 California Street, Suite 2050, San Francisco, California 94111, Attention: Executive Committee. During the fiscal year ended March 31, 1996 this committee did not meet. The Executive Committee currently consists of James R. Lavelle, Michael L. Evans, Jeffrey J. Bernardis, Linda M. Cassell, Anthony M. Frank and B. Tom Green.

                             DIRECTOR COMPENSATION

  Each director who is not an employee of the Company receives an annual retainer fee of $12,000. Effective January 12, 1996, each non-employee director of the Company was granted an initial option under the Company's 1995 Long-Term Incentive Plan to acquire 10,000 shares of Common Stock at an exercise price of $10.00 per share. In addition, each non-employee director will receive an automatic annual option grant under the 1995 Long-Term Incentive Plan to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings held after March 31, 1997. All of such options have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, are or will be exercisable immediately except as limited by the rules and regulations of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and will expire ten years from the date of grant. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, or for other expenses incurred in their capacity as directors.

  Mr. Faber received $14,500 during the year ended March 31, 1996 for consulting and director services rendered prior to February 14, 1996. The fees were paid in accordance with an agreement entered into upon formation of the Company.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer and remaining executive officers of the Company for each of the fiscal years ended March 31, 1996, 1995 and 1994.


                           SUMMARY COMPENSATION TABLE




                                           ANNUAL COMPENSATION                           LONG TERM COMPENSATION          AWARDS
                           -----------------------------------------------------    ------------------------------------------------
                                                                                       RESTRICTED
                                                                                          STOCK        OPTIONS/       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR       SALARY      BONUS($)   OTHER($)        AWARD(S)(#)     SARs (#)     COMPENSATION($)
- --------------------------------------------------------------------------------    ------------------------------------------------

 James R. Lavelle, Chairman and
 Chief Executive Officer...........  1996       $127,750       $0          $0               0              0              $  750(1)
                                     1995       $122,133       $0          $0               0              0                   0
                                     1994       $ 45,794       $0          $0               0              0                   0

Michael L. Evans, President and
Chief Operating Officer of the
Company, President of FDSI and
Director..........................   1996       $ 16,666(2)    $0          $0               0              0              $1,500(1)

Duane W. Bell, Senior Vice
President, Chief Financial Officer
and Secretary.....................   1996       $97,500(2)     $0          $0               0           92,676            $  750(1)

Daniel E. Jackson, Senior Vice
President, Corporate Development
and General Counsel...............   1996       $88,333(2)     $0       $37,100(3)          0           92,676            $  750(1)


          (1)  Represents payments made as an automobile allowance.
          (2)  Partial year
          (3)  Reimbursement for temporary living and commuting costs.


STOCK OPTION GRANTS TABLE

     The following table shows, as to the executive officers named in the Summary Compensation Table, information concerning the grant of stock options pursuant to the Company's 1995 Long-Term Incentive Plan during the fiscal year ended March 31, 1996.

                                                       OPTIONS GRANTED IN FISCAL 1996


                                                             INDIVIDUAL GRANTS(1)
                                       -------------------------------------------------------------
                                                                                                            POTENTIAL REALIZABLE
                                        NUMBER OF            PERCENTAGE OF                                 VALUE AT ASSUMED ANNUAL
                                        SECURITIES           TOTAL OPTIONS            EXERCISE OR             AT ASSUMED ANNUAL
                                        UNDERLYING             GRANTED TO             BASE PRICE             RATES OF STOCK PRICE
                                         OPTIONS              EMPLOYEES IN            PER  SHARE            APPRECIATION FOR OPTION
           NAME                          GRANTED              FISCAL 1996             ($/SHARE)(2)                  TERM (3)
 ---------------------------------      ---------             ------------            ------------          -----------------------
                                                                                                              5%             10%
                                                                                                           --------        -------

Duane W. Bell                           92,676                 21.6%                    $2.70               $101,867       $237,393
Daniel E. Jackson                       92,676                 21.6%                    $2.70               $101,867       $237,393

- ---------------
(1)  All options granted in fiscal 1996 expire on September 7, 2002.
(2) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.

(3) The potential realizable value has been determined using market price on the date the options were granted, compounded annually over seven years, net of exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the future value or trading prices of the Company's Common Stock.


STOCK OPTION EXERCISES AND YEAR END VALUES TABLE

   The following table shows, as to the executive officers named in the Summary Compensation Table, information with respect to the unexercised options to purchase Common Stock granted under the 1995 Long-Term Incentive Plan and held as of March 31, 1996. None of the executive officers named in the Summary Compensation Table exercised options during the year ended March 31, 1996.


                       VALUE OF OPTIONS AT MARCH 31, 1996

                              NUMBER OF SECURITIES UNDERLYING                  VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS HELD AT                    IN-THE-MONEY OPTIONS
                                    MARCH 31, 1996                             AT MARCH 31, 1996 (1)
                        ---------------------------------------      ---------------------------------------

NAME                      EXERCISABLE          UNEXERCISABLE             EXERCISABLE         UNEXERCISABLE
- ------------------     ----------------      ------------------      -----------------     -----------------
Duane W. Bell               18,536               74,140                      $167,758            $670,967
Daniel E. Jackson           18,536               74,140                      $167,758            $670,967


(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's March 31, 1996.

                EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

  Messrs. Lavelle, Evans, Bell and Jackson have each entered into employment agreements commencing on the date of the closing of the Company's initial public offering (the "Offering"). Pursuant to such agreements, each persons is to receive an annual base salary and will be eligible for additional bonus compensation. Each employment agreement is for a term of three years and, unless terminated or not renewed by the employee, shall continue thereafter on a year-to-year basis on the same terms and conditions.

  Each of the employment agreements provides that, in the event of termination of employment by the Company without cause, such employee shall be entitled to receive from the Company or such Founding Company, as the case may be, such employee's then current salary for the remaining term of the agreement or for one year, whichever amount is greater, without regard to whether the employee obtains subsequent employment. In the event of a change in control of the Company, if the employee is not given at least five days notice of such change in control, the employee may elect to terminate his employment and shall be entitled to receive a minimum of three years' current base salary as compensation. In the event the employee is given at least five days notice of such change in control, the employee may elect to terminate his employment agreement and receive a minimum of two years current salary as compensation.

  Each employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following the termination of employment or, in the case of a termination without cause, for a period of one year following the termination of his employment. If any court of competent jurisdiction determines that the scope, time or territorial restrictions contained in the covenant are unreasonable, the covenant not to compete shall be reduced to the maximum period permitted by such court. The compensation to which such employee is entitled shall nonetheless be paid to the employee.

            REPORT OF COTELLIGENT GROUP, INC. COMPENSATION COMMITTEE

  The following report of the Compensation Committee of the Board of Directors of Cotelligent shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed filed under either of the Securities Act or the Exchange Act except to the extent that Cotelligent specifically incorporates this information by reference.

OVERVIEW

  The key components of executive officer compensation are salary, bonus and stock option awards. Each of the Company's executive officers is a party to a three-year employment agreement (collectively the "Executive Employment Agreements") that was negotiated at arms-length and entered into prior to Cotelligent's Offering but not effective until the Offering was consummated. Prior to the consummation of the Offering, compensation for each of the executive officers of the Company was determined under separate arrangements as more fully described below. Each Executive Employment Agreement provides for a minimum base salary following the Offering (subject to increase by the Compensation Committee) and the right to receive discretionary bonuses provided by the Compensation Committee and the right to receive stock option grants at the discretion of the Compensation Committee. The Compensation Committee believes that the base salary levels provided for in the Executive Employment Agreements are below the base salary levels paid to executives holding comparable positions with other publicly held service companies.

  The members of the Compensation Committee hold primary responsibility for determining executive officer compensation levels, subject to the terms of the Executive Employment Agreements. The Compensation Committee is composed entirely of independent outside directors of Cotelligent, none of whom are or have been officers or employees of Cotelligent except Mr. Beals who was a founder and officer of FDSI but retired before consummation of the Offering. The Compensation Committee has adopted a compensation philosophy intended to align compensation with Cotelligent's overall business strategy. The philosophy guiding the executive compensation program is designed to link executive compensation and stockholder value. The goals of the program are:

    . to compensate executive employees in a manner that aligns the employees' interests with the interests of the stockholders;

    . To encourage continuation of Cotelligent's entrepreneurial spirit;

    . To reward executives for successful long-term strategic management;

    . To recognize outstanding performance; and

    . To attract and retain highly qualified and motivated executives.

  The strategy establish by the Compensation Committee with respect to executive compensation includes maintaining base salaries for executives at a level somewhat below the industry average, while providing bonuses which, when combined with base salary amounts, give Cotelligent's executives the potential to earn in excess of competitive industry compensation if certain subjective and objective performance goals for Cotelligent are achieved. The Compensation Committee intends to continue to grant to Cotelligent's executives and other key employees stock options at current market value, which options have no monetary value to the executives unless and until the market price of Cotelligent's Common Stock increases. In this manner, Cotelligent's executives will be well-compensated if Cotelligent achieves its operating and performance goals. On the other hand, in less successful years, an executive's pay may be below competitive industry compensation. The mix of base salary, bonuses and stock option awards reflects the Compensation Committee's intention to link executive compensation to Cotelligent's operational performance and the price of its Common Stock. The Compensation Committee anticipates that discretionary bonus payments and option grants made during 1996 and thereafter will be based on a subjective analysis of various performance criteria and will not directly be tied to any one factor. The Compensation Committee intends to continue to examine ways to more closely link its annual bonus and long-term incentive plans to Cotelligent's stock performance, with the objective of creating plans that strengthen the relationship between stockholder value and executive compensation.

1996 COMPENSATION

   Compensation paid during 1996 to James R. Lavelle, Cotelligent's Chairman and Chief Executive Officer, was comprised solely of base salary. Mr. Lavelle's compensation for the period prior to Cotelligent's initial public offering was in accordance with an arrangement approved by the Board of Directors upon formation of the corporation. Mr. Lavelle's compensation for the period form February 20, 1996, the date of consummation of the initial public offering, through March 31, 1996 was in accordance with Mr. Lavelle's Executive Employment Agreement.

   The cash compensation paid to Cotelligent's other executive officers during 1996 who were officers of subsidiaries of Cotelligent prior to their acquisition by Cotelligent was in accordance with arrangements approved by the respective Boards of Directors of such subsidiaries. The cash compensation paid to Cotelligent's other executive officers during 1996 who were not officers of subsidiaries of Cotelligent was in accordance with arms-length negotiations between Cotelligent and such executive officers. The cash compensation to all of Cotelligent's other executive officers for the period from February 20, 1996, the date of consummation of the initial public offering, through March 31, 1996 was in accordance with each such officer's Executive Employment Agreement.

   Stock option grants were based on arms-length negotiations with the respective grantees and were approved by the Board of Directors.

     This report is submitted by the members of the Compensation Committee.



                                         COMPENSATION COMMITTEE

                                         B. Tom Green
                                         Daniel M. Beals
                                         Edward E. Faber
                                         Anthony M. Frank
                                         Harvey L. Poppel

                               PERFORMANCE GRAPH

  The following chart compares the yearly percentage change in the cumulative total stockholder return on Common Stock from February 14, 1996, the date of Cotelligent's Offering, through March 31, 1996, with the cumulative total return on the Russell 2000 Index and the NASDAQ Composite Index. The comparison assumes $100 was invested immediately prior to the period in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. Cotelligent's Offering price of $9.00 was used as the beginning price of the Common Stock. Dates on the following chart represent the last day of the indicated fiscal year. Cotelligent paid no dividends during such period.


                COMPARISON OF FIVE YEAR CUMMULATIVE TOTAL RETURN




                             [GRAPH APPEARS HERE]






       (1) Total Return assumes reinvestment of Dividends in applicable.



      COMPANY/INDEX        FEBRUARY 14, 1996  MARCH 31, 1996
- ------------------------------------------------------------
Cotelligent Group, Inc.       $100               $130.55
- ------------------------------------------------------------
Russell 2000 Index             100                103.21
- ------------------------------------------------------------
NASDAQ Composite Index         100                101.23
- ------------------------------------------------------------

                             CERTAIN TRANSACTIONS

  Simultaneously with the closing of the Offering, Cotelligent acquired by merger all of the issued and outstanding stock of BFR, CAI, DASI and FDSI (collectively the "Founding Companies"), at which time each Founding Company became a wholly owned subsidiary of the Company (the "Acquisitions"). The aggregate consideration paid by Cotelligent in these transactions was $3,491,951 in cash, 3,206,875 shares of Common Stock of the Company and the assumption of approximately $3.0 million in debt, for an aggregate value of approximately $35,303,905.

  The consideration paid for the Founding Companies was determined by negotiations among Cotelligent and representatives of the Founding Companies. The factors considered by the parties in determining the consideration paid included, among others, the historical operating results, the levels of indebtedness and the future prospects of the Founding Companies.

  The aggregate consideration paid by Cotelligent for each of the Founding Companies is as follows: BFR: $11,958,283, consisting of $1,450,000 in cash and 1,167,587 shares of Common Stock; CAI: $3,998,849, consisting of $300,000 in cash, 388,761 shares of Common Stock and assumption of $200,000 in short-term and related-party debt; DASI: $5,606,396, consisting of $400,000 in cash, 443,044 shares of Common Stock and assumption of $1,219,000 in short-term and related-party debt; and FDSI: $13,740,377, consisting of $1,341,951 in cash, 1,207,483 shares of Common Stock and assumption of $1,531,079 in short-term, long-term and related-party debt.

  Pursuant to the reorganization agreements entered into in connection with the Acquisitions, the stockholders of the Founding Companies have agreed not to compete with the Company for five years from February 20, 1996.

  Prior to the consummation of the Offering, each of the Founding Companies incurred indebtedness which was personally guaranteed by their stockholders. The Company has caused these guarantees to be released.

  In connection with the Acquisitions, and as consideration for their interests in the Founding Companies, certain officers, directors and holders of 5% or more of the outstanding shares of the Company (giving effect to the Acquisitions but without giving effect to the Offering) received cash and shares of Common Stock of the Company as follows: Michael L. Evans: 346,293 shares and $330,000; Daniel
M. Beals: 331,949 shares and $350,000; Peter M. Fooks: 275,903 shares and $300,000; John E. Chamberlain: 259,174 and $200,000; Charles F. Fowler: 240,643
and $350,000; Bjorn E. Nordemo: 226,522 shares and $150,000; Jeffrey J.
Bernardis: 219,703 shares and $100,000; Bernard J. Ruddock: 219,703 and $100,000; John C. Travers: 216,522 and $250,000; and Linda M. Cassell: 129,587
shares and $100,000. All of such cash and shares of Common Stock are included in the amount of aggregate consideration paid by Cotelligent for the Founding Companies as set forth in the first paragraph of this section.

  Linda M. Cassell, a member of the Board of Directors of the Company and a Vice President of CAI, acquired 260 shares of stock (or one-third of the outstanding capital stock of CAI) for $145,340 in August 1994. Such 260 shares of stock of CAI represent the only consideration being paid by Ms. Cassell for the cash and shares of Common Stock of the Company she received upon consummation of the Acquisitions, as set forth in the immediately preceding paragraph.

  In April 1995, BFR and its shareholders established an Employee Stock Ownership (ESOP) and Money Purchase Plan (the ''BFR Plan'') which covers substantially all of BFR's salaried employees. At its inception, the BFR Plan incurred a $2,250,000 liability to a bank with respect to the ESOP portion of the BFR Plan, which loan, together with a $900,000 cash contribution from BFR, enabled the BFR Plan to purchase 300,000 shares of BFR's Class A common stock for $3,150,000 from BFR's stockholders. This ESOP debt was guaranteed by BFR and the ESOP shares were to be allocated to participants over seven years as contributions were made to the BFR Plan.

  BFR terminated the money purchase provisions of the BFR Plan effective November 18, 1995. On December 7, 1995, the BFR Plan was converted into the BFR Co., Inc. Profit Sharing Plan Trust, which was the Selling Stockholder in the Offering. In connection with such conversion, the loan from the bank to the BFR Plan was restructured into a direct loan to BFR. On December 7, 1995, BFR executed and delivered to NatWest Bank N.A. (the ''Bank'') a promissory note (the "BFR Note") in the original principal amount of $2,035,714.32.
Concurrently with the execution and delivery of the BFR Note, on December 7, 1995, the BFR Plan executed and delivered to BFR a promissory note (the "Plan Note") in the original principal amount of $2,035,714.32. Pursuant to a letter of direction from the trustee of the BFR Plan to the representative of the Underwriters of the Offering, the Underwriters, upon consummation of the Offering, out of the amounts payable to the BFR Plan, as Selling Stockholder, paid all remaining amounts outstanding under the BFR Note. Upon such repayment to the Bank, the BFR Note was canceled and the pledges and guaranties executed by the principal stockholders of BFR in favor of the Bank released, and the Plan Note, from the BFR Plan to BFR, was deemed satisfied and canceled by BFR.

  BFR leases office space for its headquarters facilities in Somerset, New Jersey from BFR Properties, a partnership owned by Jeffrey J. Bernardis, Charles
F. Fowler, Gloria C. O'Donnell and Bernard J. Ruddock, the principal stockholders of BFR prior to the consummation of the Acquisitions. The annual cost of such rental is approximately $170,000, and the lease runs through March 31, 2000. BFR also leases office equipment and furniture for this office space from BFR Properties. The aggregate annual rental for such furniture and office equipment is approximately $51,000, and the lease runs through December 31, 1999.

  DASI leases office space for its headquarters facility in Natick, Massachusetts from Strathmore Realty Trust, the trustees of which are John C. Travers and Bjorn E. Nordemo, the principals of DASI prior to the consummation of the Acquisitions. The annual cost of such rental is approximately $104,400, and the lease runs through October 31, 2000. In addition, Messrs. Travers and Nordemo each loaned DASI (i) $50,000 pursuant to a note dated October 25, 1991,
(ii) $100,000 pursuant to a note dated October 25, 1991 and (iii) $70,000 pursuant to a note dated December 25, 1992. Each of these notes bore interest at a rate of 10% per annum, payable monthly. The entire $440,000 in aggregate principal amount of these notes was paid with net proceeds of the Offering.

  John E. Chamberlain loaned $100,000 to CAI on January 1, 1995 at an annual interest rate of prime plus two percent. This note was payable in full on December 31, 1995. The outstanding balance of the note as of December 31, 1995 was $50,000. The maturity date of the note was subsequently extended to December 31, 1996, and the remaining principal amount and all accrued but unpaid interest was paid in full with net proceeds of the Offering.

  In June 1994, Daniel M. Beals, Michael L. Evans and Peter M. Fooks, the principal stockholders of FDSI, loaned $63,500, $64,000 and $64,000, respectively, to FDSI. These loans each provided for interest at a rate of 9.25% per annum, with interest payable monthly. In October 1995, FDSI repaid these loans in full, including all accumulated but unpaid interest. In addition, as of March 31, 1996, CyberSAFE Corporation, formerly a subsidiary of FDSI and currently substantially owned by Messrs. Beals, Evans and Fooks, owed FDSI an aggregate of $103,416 in the form of notes payable.

  Daniel M. Beals and Michael L. Evans each own in excess of 10% of the equity interests in VoiceNet, Inc. ("VoiceNet"), a voicemail service bureau from which FDSI obtained voicemail services. In 1995, consideration paid by FDSI to VoiceNet accounted for approximately 13% of VoiceNet's revenues, or $17,500. FDSI paid for services at VoiceNet's advertised rates.

       SELECTION OF PRICE WATERHOUSE LLP AS CERTIFIED PUBLIC ACCOUNTANTS

   On April 25, 1996 the Board of Directors approved and accepted the recommendation of the Audit Committee and management to appoint Price Waterhouse LLP ("Price Waterhouse") as the Company's independent certified public accountants to audit the Company's financial statements for the year ending March 31, 1997.

   Price Waterhouse audited the Company's financial statements for the year ending March 31, 1996. On April 25, 1996, the Board of Directors approved and accepted the recommendations of the Audit Committee and management to appoint Price Waterhouse as the Company's independent accountants to audit the Company's financial statements for the year ending March 31, 1997.

   During the Company's three fiscal years ended March 31, 1996, there were no disagreements between the Company and Price Waterhouse regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Price Waterhouse, would have caused Price Waterhouse to make reference to the subject matter of the disagreement in connection with its report.

   Representatives of Price Waterhouse are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

   The affirmative vote of a majority of the Common Stock of the Company present, in person or by proxy, and entitled to vote at the meeting, is required for the approval of the selection of Price Waterhouse as the Company's independent certified public accountants.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY APPROVE THE SELECTION OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1997.


         APPROVAL OF THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

   On April 25, 1995, the Board of Directors of the Company adopted the
Employee Stock Purchase Plan (the "Stock Purchase Plan"), effective August 16, 1995, for the purpose of encouraging employee participation in the ownership of the Company by offering eligible employees of the Company and its subsidiaries an opportunity to purchase Common Stock of the Company at a discount through payroll deductions. The Board of Directors believes that employee participation in ownership is to the combined benefit of the employees, the Company, its subsidiaries and the Company's stockholders. Accordingly, the Board of Directors has unanimously adopted, and proposes that the stockholders approve, the Stock Purchase Plan. The Stock Purchase Plan will not be effective unless stockholder approval is obtained.

DESCRIPTION OF THE STOCK PURCHASE PLAN

   The Stock Purchase Plan is set forth as Exhibit A to this Proxy Statement, and the description of the Stock Purchase Plan contained herein is qualified in its entirety by reference to such Exhibit A.

   Under the Stock Purchase Plan, eligible employees of the Company and its subsidiaries may participate by electing to have payroll deductions made in an amount of not less than 1% nor more than 7% of the employee's compensation, provided that the Market Value (as defined in the Stock Purchase Plan) of Common Stock (determined at the beginning of each Purchase Period) purchased in any year may not exceed $25,000. All permanent full-time employees will be eligible to participate upon completion of 180 days of continuing employment (except that the 180-day waiting period is waived for all employees employed on August 1,
1996). However, any beneficial owner of 5% or more of the Common Stock shall not be eligible to participate.

   Eligible employees may elect to participate by delivering a completed purchase agreement prior to the beginning of each three-month "Purchase Period". At the end of each Purchase Period, each participant's payroll deductions are applied to acquire Common Stock at a price equal to 85% of the Market Value of the Common Stock on either the first day or the last day of the Purchase Period, whichever is lower. Shares purchased under the Stock Purchase Plan may not be sold or otherwise disposed of for a period of six months from the last day of the Purchase Period (the "Exercise Date").

   Employees may voluntarily withdraw from participation in the Stock Purchase Plan by notifying the Company at such time in advance as the committee designated to administer the Stock Purchase Plan shall determine. An employee's participation shall cease upon termination of employment for any reason, or otherwise if such employee no longer qualifies as an eligible employee. Upon any withdrawal from participation, all payroll deductions not applied to purchase Common Stock will be returned to the employee (except in the case of certain inactive employees who are awaiting assignment).

   The number of shares of Common Stock reserved for purchase under the Stock Purchase Plan is 300,000. Except pursuant to an adjustment as a result of a change in the Company's capital structure, the number of shares of Common Stock reserved for purchase under the Stock Purchase Plan will not be decreased as a result of a decrease in the number of shares outstanding. Such reserved shares may be made available by the Company from either authorized and unissued shares or treasury shares.

   The Stock Purchase Plan may be amended in any respect at any time by the Board of Directors, except that where stockholder approval is necessary or desirable to comply with applicable law, such amendment shall be conditional on such approval. The Stock Purchase Plan may be terminated at any time by the Board of Directors.

FEDERAL INCOME TAX CONSIDERATIONS

   The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and it is intended to comply with the provisions of Sections 421 and 424 of the Code as well.

   Under the Code as currently in effect, there are no federal income tax consequences in connection with the acquisition of Common Stock pursuant to the Stock Purchase Plan until the year in which the participant sells or otherwise disposes of the shares, or, if earlier, the year in which the participant dies. However, social security (FICA) taxes are applicable on each Exercise Date to the amount of that the purchase price is discounted from the fair market value of the shares. If the shares are sold or otherwise disposed of prior to a participant's death, then the income tax consequences will depend upon whether or not the shares are sold within two years after the applicable Offering Date.

   If the shares are sold or disposed of more than two years after the applicable Offering Date, then the participant will recognize ordinary income in an amount equal to the lesser of (i) 15% of the fair market value of the shares on the applicable Offering Date, or (ii) the amount by which the fair market value of the shares at the time of such sale or disposition exceeds the amount paid for the shares, and the Company will not be entitled to any income tax deduction. If the shares are sold or otherwise disposed of within two years after the applicable Offering Date, a participant will generally recognize ordinary income in the amount by which the fair market value of the shares on the applicable Exercise Date exceeds the amount paid for the shares, and the Company will be entitled to a corresponding income tax deduction.

   In either case, the participant may also have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount paid for the shares plus the amount of ordinary income which the participant must recognize at the time of the sale).

   In the event of the death of a participant prior to a sale or other disposition of the shares (whether or not within two years after the applicable Offering Date), a participant will be subject to ordinary income tax in an amount equal to the lesser of (i) 15% of the fair market value of the shares on the applicable Offering Date, or (ii) the amount, if any, by which the fair market value of the shares as of the date of death exceeds the amount actually paid for the shares.

   The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the adoption of the Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

                            SECTION 16 REQUIREMENTS

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cotelligent's officers and directors, and persons who own more than 10% of a registered class of Cotelligent's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish Cotelligent with copies of all Sections 16(a) forms they file.

   Based solely on its review of the copies of other such forms received by it with respect to 1996, or written representations from certain reporting persons, Cotelligent believes that all other filing requirements applicable to its officers, directors and persons who own more than 10% of a registered class of Cotelligent's equity securities have been complied with except for the purchase of 2,100 shares of the Company's Common Stock by B. Tom Green, a director of the Company, on February 14, 1996. That transaction was reported on Form 4 on May 4, 1996 .

                             STOCKHOLDER PROPOSALS

    Stockholders may present proposals for inclusion in the Company's 1997 proxy statement provided they are received by the Company no later than February 15, 1997, and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

   Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

                               OTHER INFORMATION

   The cost of solicitation of Proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses. The Company has engaged Morrow & Co., Inc. at a cost of approximately $3,500 to assist the Company with the solicitation of proxies. The Company will also reimburse Morrow & Co., Inc. for any expenses incurred in connection with such solicitation.


A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: COTELLIGENT GROUP, INC., 101 CALIFORNIA STREET, SUITE 2050, SAN FRANCISCO, CALIFORNIA 94111, ATTENTION:
INVESTOR RELATIONS COORDINATOR.


                                                   DUANE W. BELL

                                                     SECRETARY



San Francisco, California
July 26, 1996

                                                                       EXHIBIT A
                            COTELLIGENT GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

INTRODUCTION

   Sec. 1.01 Statement of Purpose. The purpose of the Cotelligent Group, Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries, who wish to become stockholders, an opportunity to purchase Common Stock of the Company. The Board of Directors of the Company believes that employee participation in ownership will be to the mutual benefit of both the employees and the Company.

   Sec. 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.


                                   ARTICLE II

DEFINITIONS

   Sec. 2.01 "Administrative Committee" means the committee appointed by the Board to administer the Plan, as provided in Section 6.04 hereof.

  Sec. 2.02  "Board" means the Board of Directors of the Company.

  Sec. 2.03  "Code" means the Internal Revenue Code of 1986, as amended.

  Sec. 2.04  "Company" means Cotelligent Group, Inc., a Delaware corporation.

  Sec. 2.05 "Compensation" means the total remuneration paid, during the period of reference, to an Employee by the Company or a Subsidiary, including regular salary or wages, overtime payments, bonuses, commissions and vacation pay, to which has been added (a) any elective deferral amounts by which the Employee has had his current remuneration reduced for the purposes of funding a contribution to any plan sponsored by the Company and satisfying the requirements of section 401(k) of the Code, and (b) any amounts by which the Employee's compensation has been reduced pursuant to a compensation reduction agreement between the Employee and the Company for the purpose of funding benefits through any cafeteria plan sponsored by the Company meeting the requirements of section 125 of the Code. There shall be excluded from "Compensation" for the purposes of the Plan, whether or not reportable as income by the Employee, expense reimbursements of all types, payments in lieu of expenses, the Company contributions to any qualified retirement plan or other program of deferred compensation (except as provided above), the Company contributions to Social Security or worker's compensation, the costs paid by the Company in connection with fringe benefits and relocation, including gross-ups, and any amounts accrued for the benefit of Employee, but not paid, during the period of reference.

   Sec. 2.06 "Continuous Service" means the period of time during which the Employee has been employed by the Company or a Subsidiary and during which there has been no interruption of Employee's employment by the Company. For this purpose, periods during which an Employee is on Temporary Inactive Status shall not be considered to be interruptions of Continuous Service. If determined by the Administrative Committee, periods of service with an entity prior to its becoming a Subsidiary shall be taken into account.

   Sec. 2.07 "Effective Date" shall mean August 16, 1996, if within twelve months of that date, the Plan is or has been approved at a meeting of the stockholders of the Company by the affirmative vote of the holders of the majority of Common Stock of the Company outstanding.

   Sec. 2.08  "Eligible Employee" means each person who:

              (a) is an Employee whose customary employment is for more than 20 hours per week and more than 5 months in any calendar year;

              (b) is an Employee on the Effective Date, or otherwise has completed at least 180 days of Continuous Service; and

              (c) is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

  Sec. 2.09 "Employee" means each person employed by the Company or a Subsidiary.

  Sec. 2.10  "Exercise Date" means the last day of each Purchase Period.

  Sec. 2.11 "Market Value" means, with respect to Stock, the fair market value of such Stock, determined by such methods or procedures as shall be established from time to time by the Administrative Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

  Sec. 2.12  "Offering" means the offering of shares of Stock under the Plan.

  Sec. 2.13 "Offering Date" means the first business day of each February, May, August and November during which the Plan is in effect, or such dates as may otherwise be specified by the Administrative Committee, provided, however, that the first Offering Date shall be the Effective Date and the next subsequent Offering Date shall be November 1, 1996.

  Sec. 2.14 "Participant" means each Eligible Employee who elects to participate in the Plan.

  Sec. 2.15 "Plan" means the Cotelligent Group, Inc. Employee Stock Purchase Plan, as the same is set forth herein and as the same may hereafter be amended.

  Sec. 2.16 "Purchase Agreement" means the document prescribed by the Administrative Committee pursuant to which an Eligible Employee has enrolled to be a Participant.

  Sec. 2.17 "Purchase Period" means the period beginning on an Offering Date and ending on the business day preceding the next following Offering Date.

  Sec. 2.18 "Purchase Price" means such term as it is defined in Section 4.03 hereof.

  Sec. 2.19  "Stock" means Common Stock of the Company.

  Sec. 2.20 "Stock Purchase Account" means a noninterest bearing account consisting of all amounts withheld from an Employee's compensation (or otherwise paid into the Plan) for the purpose of purchasing shares of Stock for such employee under the Plan, reduced by all amounts applied to the purchase of Stock for such Employee under the Plan.

  Sec. 2.21 "Subsidiary" shall mean a corporation described in section 424(f) of the Code that has, with the permission of the Board, adopted the Plan.

  Sec. 2.22 "Temporary Inactive Status" shall describe the status of a former hourly Employee whose employment was terminated upon completion of an assignment for the Company or a Subsidiary, for so long as such former Employee (i) remains available for future assignments with the Company or a Subsidiary, (ii) has not, directly or indirectly, accepted an assignment from or a position with an entity unaffiliated with the Company and its Subsidiaries, and (iii) otherwise remains in good standing with the Company and its Subsidiaries.

                                  ARTICLE III

ADMISSION TO PARTICIPATION

   Sec. 3.01 Initial Participation. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Administrative Committee a Purchase Agreement at such time in advance and on such forms as prescribed by the Administrative Committee. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Administrative Committee receives from the Eligible Employee a properly executed and timely filed Purchase Agreement. Participation in the Plan will continue automatically from one Purchase Period to another unless notice is given pursuant to Section 3.02.

  Sec. 3.02 Voluntary Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by filing a Notice of Withdrawal with the Administrative Committee at such time in advance as the Administrative Committee may specify. Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to his credit in his Stock Purchase Account.

  Sec. 3.03 Involuntary Discontinuance of Participation. If a Participant ceases to be an Eligible Employee, the entire amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to him. Notwithstanding the foregoing, should a Participant cease to be an Eligible Employee by reason of acquiring Temporary Inactive Status, such Participant may continue to participate through the end of the Purchase Period during which such status was acquired with respect to payroll deductions attributable to the portion of the Purchase Period prior to the time such status was acquired.

  Sec. 3.04 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation, and who wishes to be reinstated as a Participant may again become a Participant for any subsequent Purchase Period by executing and filing with the Administrative Committee, at such time in advance as the Administrative Committee shall determine, a new Purchase Agreement on forms provided by the Administrative Committee. Reinstatement to Participant status shall be effective no earlier than the Offering Date that occurs six months following the Exercise Date for the Purchase Period in which the Eligible Employee discontinued participation. Notwithstanding the foregoing, readmission of any Eligible Employee may be suspended for such time as may be necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

                                   ARTICLE IV

STOCK PURCHASE

  Sec. 4.01 Reservation of Shares. There shall be 300,000 shares of Stock reserved for the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section 5.02 hereof, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

  Sec. 4.02 Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the least of (a) the number of shares of Stock that can be purchased by applying the full balance of his Stock Purchase Account to such purchase of shares at the Purchase

Price (as hereinafter determined), or (b) the Participant's proportionate part of the maximum number of whole shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in Section 4.01 hereof. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would be deemed for the purposes of section 423(b)(3) of the Code to own stock (including any number of shares that such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder), is one less than such 5%. Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn before that Offering Date).

  Sec. 4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any Offering shall be the sum of (a) 85% of the Market Value of such share on the Offering Date on which such Offering commences or on the Exercise Date on which such Offering expires, whichever is lower, and
(b) any transfer, excise or similar tax imposed on the transaction pursuant to which such share of Stock is purchased. If the Exercise Date with respect to the purchase of Stock is a day on which the stock is selling ex-dividend but is on or before the record date for such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price be less than the par value of the Stock.

  Sec. 4.04  Exercise of Purchase Privilege.

             (a) Subject to the provisions of Section 4.02 above, if on the date of the last paycheck of a Participant issued prior to any Exercise Date there is a credit balance in the Participant's Stock Purchase Account, there shall be purchased for the Participant at the Purchase Price for the Purchase Period that expires on such Exercise Date the largest number of whole shares of Stock, as can be purchased with the entire amount standing to the Participant's credit in his Stock Purchase Account on such paycheck issue date. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering for which the purchase was made.

             (b) Any amount remaining in the Stock Purchase Account on the Exercise Date after the purchase of the maximum number of whole shares shall remain in the Stock Purchase Account to the credit of the Participant and applied to purchase additional shares of Stock on subsequent Exercise Dates.

             (c) Notwithstanding anything contained herein to the contrary, a Participant may not during any calendar year purchase shares of Stock having an aggregate Market Value, determined at the time of each Offering Date during such calendar year, of more than $25,000.

     Sec. 4.05 Establishment of Stock Purchase Account. Each Participant shall authorize payroll deductions from Compensation for the purposes of funding his Stock Purchase Account. In the Purchase Agreement, each Participant shall authorize a deduction from each payment of his Compensation during a Purchase Period, which deduction shall be not less than 1% nor more than 7% of the gross amount of such payment, subject to Section 4.04(c). Subject to Section 3.02, a Participant may not reduce or increase his payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Offering by filing notice thereof at such time preceding the Offering Date on which such subsequent Offering commences as the Administrative Committee shall determine.

    Sec. 4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the entire amount standing to the credit of each Participant in his Stock Purchase Account on the date of the last paycheck issued to the Participant prior to the Exercise Date in the Purchase Period that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

  Sec. 4.07  Share Ownership; Issuance of Certificates.

             (a) The shares purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrative Committee.

             (b) The Administrative Committee, in its sole discretion, may determine that the shares of Stock shall be delivered by the Company (i) by issuing and delivering to the Participant a certificate for the number of whole shares of Stock purchased by such Participant on an Exercise Date or during a calendar year, or
             (ii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during a calendar year to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Administrative Committee from time to time, which shares shall be maintained by such member firm in separate brokerage accounts of each Participant, or (iii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during the calendar year to a bank or trust company or affiliate thereof, as selected by the Administrative Committee from time to time, which shares shall be maintained by such bank or trust company or affiliate in separate accounts for each Participant or, if he designates on his Stock Purchase Agreement, in his name jointly with his spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account in his name as tenant in common with his spouse, without right of survivorship. Such designation may be changed by filing a notice thereof signed by the Participant and his spouse. Such spouse shall be bound by all of the terms and conditions of the Plan as if such spouse were a Participant.

  Sec. 4.08 Restrictions on Resale. Stock acquired under the Plan may not be sold or otherwise disposed of for at least six months after the Exercise date on which the shares were acquired, except in the case of death or disability. Any Stock certificates delivered to a Participant prior to the expiration of such six month period shall contain a legend to reflect such restriction.

                                   ARTICLE V

SPECIAL ADJUSTMENTS

  Sec. 5.01 Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

            (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

            (b) The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

            (c) Any amount remaining in the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

  Sec. 5.02 Antidilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Administrative Committee acting with the consent of, and subject to the approval of, the Board.

  Sec. 5.03 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, or if the Company shall be merged for the purpose of changing the jurisdiction of its incorporation, any Offering hereunder shall pertain to and apply to the shares of stock of the Company or the survivor. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Plan and any Offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each Participant in his Stock Purchase Account shall be returned to him.

                                   ARTICLE VI

MISCELLANEOUS

  Sec. 6.01 Nonalienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the date the Participant's death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant .

  Sec. 6.02 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

  Sec. 6.03 Collection of Taxes. The Company shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the issuance of Stock hereunder, or the subsequent sale or disposition of such Stock, and the Administrative Committee shall institute such mechanisms as shall insure the collection of such taxes.

  Sec. 6.04 Administrative Committee. The Compensation Committee of the Board shall appoint an Administrative Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrative Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Administrative Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Administrative Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

  Sec. 6.05 Amendment of the Plan. The Board may amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any award theretofore granted to him.

  Sec. 6.06 Termination of the Plan. The Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his Stock Purchase Account shall be refunded to him.

  Sec. 6.07 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

  Sec. 6.08 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrative Committee and shall be effective only when received by the Administrative Committee.

  Sec. 6.09 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

  Sec. 6.10 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

  Sec. 6.11 Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.

PROXY



                            COTELLIGENT GROUP, INC.
                       101 CALIFORNIA STREET, SUITE 2050
                        SAN FRANCISCO, CALIFORNIA 94111



        This Proxy is solicited on behalf of the Board of Directors of Cotelligent Group, Inc., a Delaware corporation (the "Company" or "Cotelligent") for use only at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Grand Hyatt Hotel, 345 Stockton Street, San Francisco, California on the 10th day of September, 1996 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is July 26, 1996.

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE      [SEE REVERSE]
                                                                  [    SIDE   ]

[   ] Please Mark
[   ] votes as in
      this example.


1.  Election of Directors                                                                    FOR    AGAINST    ABSTAIN
Nominees:  Edward E. Faber, Daniel M. Beals, Linda M.    2.  To approve the appointment    [     ]  [     ]    [     ]
Cassell, Harvey L. Poppel                                    of Price Waterhouse LLP as    [     ]  [     ]    [     ]
                                                             the Company's Independent
                For         Withheld                         certified public accountants.
              [     ]       [      ]
              [     ]       [      ]                     3.  To approve the Employee         FOR    AGAINST    ABSTAIN
                                                             Stock Purchase Plan of the    [     ]  [     ]    [     ]
[     ]                                                      Company.                      [     ]  [     ]    [     ]
[     ]________________________________
 For all nominees except as noted above


                                                                    MARK HERE     [     ]
                                                                   FOR ADDRESS    [     ]
                                                                    CHANGE AND
                                                                   NOTE AT LEFT



Signature:____________________________________ Date:____________ Signature:___________________________________ Date:__________